UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 22, 2016

Talmer Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	001-36308 (Commission File Number)	61-1511150 (IRS Employer Identification No.)

2301 West Big Beaver Rd., Suite 525 Troy, Michigan (Address of principal executive offices)	48084 (Zip Code)

(248) 498-2802
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2016, the following restricted stock awards were made to our named executive officers in accordance with the terms of the Talmer Bancorp, Inc. Equity Incentive Plan, as amended (the “Equity Plan”).

Executive Officer	Number of Shares of Restricted Stock
David Provost	51,000
Gary Torgow	51,000
Dennis Klaeser	31,000

The Compensation Committee of our board of directors, consistent with its historical practices of providing long term equity compensation as a portion of overall executive compensation, approved the awards of restricted stock to each of our named executive officers. Under the terms of the restricted stock agreement, the shares of restricted stock vest in equal installments on the first, second and third anniversaries of the February 22, 2016 grant date. These grants are not impacted by a change in control, and instead are designed to promote the long term service of these officers to Talmer Bancorp, Inc. and any successor entity.

A copy of the Equity Plan is filed as Exhibit 10.4 to the Company’s Registration Statement on Form S-1 filed with the SEC on January 10, 2014. The foregoing description of the restricted stock awards does not purport to be complete and is qualified in its entirety by reference to the form of Restricted Stock Agreement attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Exhibit
10.1	Form of Restricted Stock Agreement